UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report - December 9, 2008
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-22810	03-0311630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of Principal Executive Offices)

Registrant's Telephone No., including area code:  (267) 317-4009

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

On December 11, 2008, Mace Security International, Inc. (the “Company”) at its 2008 Annual Stockholders Meeting presented a power point outline of a new strategy for the Company’s surveillance division.  Attached as Exhibit 99.1 to this Current Report is the power point outline presented at the meeting by Dennis Raefield, the Company’s Chief Executive Officer.  The power point outline will also be available on the Company’s web site, www.mace.com on or before December 19, 2008.  On Wednesday, January 7, 2009, the Company will hold a conference call and online webinar presentation to present this power point outline to individuals unable to attend the 2008 Annual Meeting of Stockholders.  Details for the call will be posted on Mace’s web site by December 31, 2008.

On December 9, 2008 the Company issued a press release that announced that management would be conducting a presentation of a new strategy for the Company’s surveillance division at the 2008 Annual Stockholders Meeting.  A copy of the press release is attached to this Current Report as Exhibit 99.2.

Item 9.01          Financial Statements and Exhibits.

(c)         Exhibits.  The following exhibits are being filed herewith:

99.1      Power Point Presentation - 2008 Shareholders’ Meeting.

99.2      Press Release issued by the Company dated December 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 12, 2008		Mace Security International, Inc.

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Power Point Presentation - 2008 Shareholders’ Meeting.
99.2	Press Release issued by the Company dated December 9, 2008.